040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180140509-90
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/28/2018 2:39 PM
	Entity Number E0154282018-1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GREENERY MAP, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CASSADY LAW OFFICES, P.C. (Name)

[ ] Noncommercial Registered Agent (name and address below) *OR* [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: City: Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 10000000 — Par value per share: $ 0.01 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	DAN ISHAKI	11554 LAMPETER COURT	LAS VEGAS	NV	89138
2)					

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: DAN ISHAKI — Incorporator Signature: X DAN ISHAKI

Address: 11554 LAMPETER COURT — City: LAS VEGAS — State: NV — Zip Code: 89138

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CASSADY LAW OFFICES, P.C. — 3/28/2018

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 28, 2018

Job Number: C20180328-1807
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180140509-90	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20180328-1807

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/10/2021

Work Order Item Number:	W2021031000869-1184271
Filing Number:	20211297594
Filing Type:	Amended and Restated Articles
Filing Date/Time:	3/10/2021 8:00:00 AM
Filing Page(s):	10

Indexed Entity Information:

Entity ID: E0154282018-1

Entity Name: GREENERY MAP, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
CASSADY LAW OFFICES, P.C.
2425 W HORIZON RIDGE PKWY, HENDERSON, NV 89052, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0154282018-1
Barbara K. Cegavske	Filing Number 20211297594
Secretary of State State Of Nevada	Filed On 3/10/2021 8:00:00 AM
	Number of Pages 10

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Greenery Map, Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

WRITTEN CONSENT OF
THE MAJORITY STOCKHOLDER
OF
GREENERY MAP, INC.

The undersigned, being the holder (the "**Stockholder**") of a majority of the outstanding capital stock of Greenery Map, Inc., a Nevada corporation (the "**Corporation**"), acting by written consent without a meeting pursuant to Chapter 78 of the Nevada Revised Statutes (the "**Nevada Corporations Act**"), adopts the following resolutions to amend and restate the Articles of Incorporation of the Corporation and direct that this Unanimous Written Consent be included in the Stockholder minutes or filed with the Corporation's records.

WHEREAS, the undersigned Stockholder deems it advisable and in the best interests of the Corporation to amend and restate, in their entirety, the Articles of Incorporation of the Corporation.

NOW THEREFORE LET IT BE:

RESOLVED, that the undersigned Stockholder approves the amendment and restatement of the Corporation's Articles of Incorporation in the form attached hereto as Exhibit A (the "**Amended and Restated Articles**").

RESOLVED, that the officers of the Corporation (the "**Officers**") are authorized and directed to cause the Amended and Restated Articles to be filed with the Nevada Secretary of State, and to do all other as may be necessary or convenient to carry these resolutions into effect.

The undersigned directs that an executed copy of this Written Consent shall be filed with the minutes of the proceedings of the stockholders of the Corporation.

The undersigned has duly executed this Written Consent as of February 15, 2021.

Dated: 02/15/21

Dan Ishaki

LEGAL\50901222\2

EXHIBIT A

CERTIFICATE OF THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GREENERY MAP, INC.

or Nevada corporation

Pursuant to the provisions of Nevada Revised Statutes 78.385, 78.390 and 78.403, the undersigned officer of Greenery Map, Inc. does hereby certify as follows:

A. The board of directors of the corporation has duly adopted resolutions proposing to amend and restate the articles of incorporation of the corporation as set forth below, declaring such amendment and restatement to be advisable and the best interests of the corporation.

B. The amendment and restatement of the articles of incorporation as set forth below has been approved by a majority of the voting power of the stockholders of the corporation, which is sufficient for approval thereof.

C. This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GREENERY MAP, INC.

or Nevada corporation

ARTICLE I.

The name of the corporation is Greenery Map, Inc.

ARTICLE II.

The address of the corporation's registered office in the State of Nevada is 11554 Lampeter Court. Las Vegas, Nevada 89138. The name of its registered agent at such address is Cassady Law Offices, P.C.

ARTICLE III.

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be incorporated under the laws of the State of Nevada.

ARTICLE IV.

The corporation is authorized to issue two classes of shares of stock to be designated, respectively, "**Common Stock**," $0.0001 par value per share, and "**Preferred Stock**," $0.001 par value per share. The total number of shares that the corporation is authorized to issue is 501,000,000 shares. The number of shares of Common Stock authorized is 500,000,000, and the number of shares of Preferred Stock authorized is 1,000,000.

Once authorized by the board of directors, the Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The corporation's board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting In accordance with these Amended and Restated Articles of Incorporation, as may be subsequently amended, modified or restated ("Articles of Incorporation"), may deem advisable and are not inconsistent with law and the provisions of these Articles of Incorporation.

ARTICLE V.

The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI.

The corporation is to have perpetual existence.

ARTICLE VII.

(a) Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending., or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in in writing In advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of Itself, create a presumption that the person did not act In good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) Actions By or In Rieht of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including reasonable attorneys' fees) and amounts paid in settlement (if such settlement is approved in writing in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense *or* settlement of such action or suit If such person acted In good faith and in manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding any other provision of this Article VII, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c) Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise In defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' tees) actually and reasonably incurred by such person in connection therewith.

(d) Determination of Conduct. Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) or if such quorum is not obtainable or, even If obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in subsections (a) and (b) above by petitioning a court of competent jurisdiction.

(e) Indemnity Not Exclusive. The indemnification provided by or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking Indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(f) Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

(g) The Corporation. For purposes of this Article VII, references to "the corporation" shall include, In addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director,

(h) Election of Directors. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

(i) Removal of Directors. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then-outstanding voting securities of the corporation, voting together as a single class, shall be required to remove any director of the corporation from such position.

ARTICLE VIII.

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the bylaws. Action may be taken by the stockholders by written consent. The affirmative vote of sixty-six and two thirds percent (66 2/3%) of the then-outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, this

Article X, Article XI, Article XII or Article XIII of these Articles of Incorporation or the corporation's bylaws.

ARTICLE IX.

Meetings of stockholders may be held within or without the State of Nevada, as the corporation's bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE X.

(a) Inapplicability of Combinations with Interested Stockholders Statutes. At such time, if any, as the corporation becomes a "resident domestic corporation" (as that term is defined in Nevada Revised Statutes 78.427), the corporation shall not be subject to, or governed by, any of the provisions in Nevada Revised Statutes 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes.

(b) Inapplicability of Acquisition of Controlling Interest Statutes. In accordance with the provisions of Nevada Revised Statutes 78.378, the provisions of Nevada Revised Statutes 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statutes, relating to acquisitions of controlling interests in the corporation, shall not apply to the corporation or to any acquisition of any shares of the corporation's capital stock.

IN WITNESS WHEREOF, GREENERY MAP, INC. has caused these Amended and Restated Articles of Incorporation to be executed by its duly authorized officer on this 15th day of February, 2021.

GREENERY MAP, INC.

By: ______________________________
Dan Ishaki
Chief Executive Officer 02/15/21